EXHIBIT 99(i)

PRESS RELEASE: Thu, May 9, 2013 8:00 AM EDT

CleanTech Transit Announces Agreement to Acquire Discovery Carbon Environmental Securities

LAS VEGAS, NV -- Furthering its strategy to develop significant market share in the alternative clean energy sector, environmental commodities, and environmental finance, CleanTech Transit, Inc. (CLNO) today announced that it has entered into an agreement to acquire control of Discovery Carbon Environmental Securities Corporation, a Nevada corporation (“Discovery”). Discovery provides environmental finance products and services to clients throughout the world and will be expanding its operations to new domestic and international clients.

CleanTech’s CEO, Ken Bosket, remarked, “We are entering an exciting new area with the worldwide capabilities of Discovery in environmental commodities, including their creation, trading, and brokerage. The fit is ideal for driving long-term shareholder value as Discovery delivers increasing amounts of its products and services.”

"The addition of Discovery to CleanTech provides a powerful engine for driving the sales growth of Discovery’s products and services,” adds William Barnwell, CEO of Discovery. “Discovery’s acquisition significantly advances its ability to execute on its strategic priorities. These include delivering highly usable environmental financial products and services to our current clients and adding new clients. With the energy, ideas, experience, and business acumen of the Discovery team enhanced by the capabilities and reach of CleanTech, we look forward to growing our sales in our current markets and to developing additional markets for our current and planned innovative environmental financial products and services.”

About Discovery Carbon Environmental Securities Corporation

Discovery develops emissions offset strategies for companies, municipalities, and countries. Its team members have traveled around the globe, consulting on a wide array of projects that created environmental commodities. From waste to energy projects in Israel, to urban afforestation projects in the central valley of California, its teams' work is intended to reflect in every client's bottom line. Obtaining the capital needed for such projects is a key focus. The strategy is to identify renewable/sustainable energy, emission reduction or energy efficiency projects in their early stages, pre-fund required certifications, and then fund and place the resulting environmental commodities with ready buyers. Discovery provides funding sources for waste to energy, clean tech, and sustainable energy projects. It owns a proprietary sustainable energy product and also has a carbon offset credits program that individuals and businesses purchase to neutralize their carbon footprints (See www.evocerts.com.). Discovery Carbon’s website can be accessed at www.discoverycarbon.com. Discovery's Number 1 client is the environment.

Safe Harbor Statement

Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: This release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by phrases such as FGBF or its management "believes," "expects," "anticipates," "foresees," "forecasts," "estimates" or other words or phrases of similar import. Similarly, such statements in this release that describe the company's business strategy, outlook, objectives, plans, intentions, or goals also are forward-looking statements. All such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those in forward-looking statements. These risks and uncertainties include among other things, product price volatility, product demand, market competition, and risk inherent in the operations of a company.

Investor Relations:
Crown Equity Holdings Inc.
Kenneth Bosket
702 448-1543

Billy Barnwell
President/CEO
702 998-3490 Office
775 450-7176 Cellular